Huntington, W. Va. - May  14, 2010

Energy Services of America Corporation Announces results for the three and six months ended March 31, 2010. Energy Services of America (Amex: ESA) announced today that the company incurred a net loss for the six months ended March 31, 2010 of $1,955,245 which was an improvement of $3,107,306 over the six months performance for 2009 which showed a loss of $5,062,551. For the three months ended March 31, 2010, the Company had a loss of $2,592,805 compared to a loss of $2,868,042 for the same period in 2009 or an improvement of $275,237. Revenues were $50,247,079 for the six months ended March 31, 2010 versus $52,623,667 for the same period in 2009.

Marshall T. Reynolds, Chairman, noted that 2010 performance was improved despite the harsh winter weather that prohibited work during most of January and February of 2010. "We have overcome the uncertainties that led to 2009 being such a difficult year for the Company as well as the tough winter just past, and feel that we are poised to become profitable for the remainder 2010. Our backlog totaled $136 million at March 31, 2010 and the continued improvement in the demand for our services, places the Company on track to have a successful 2010."

Edsel R. Burns, president of ESA, shared Mr. Reynolds thoughts. "We are pleased that the Company is positioned to capitalize on the stronger demand for our services. At March 31, 2009 our backlog was $34 million compared to the backlog of $136 million at March 31, 2010. Accordingly, with a significantly improved backlog and the known projects that we see coming up for bid in 2010 and beyond, we are very encouraged about the Company's prospects. 2010 shows every indication of having a performance in line with and perhaps exceeding, the original ESA business plan. The 2008 and 2009 results were severely impacted by the economic crisis in 2008 and recession in 2009." Key information at March 31, 2010 was as follows:

                                   Energy Services of America Corporation
                                   Key Financial Information

                                     Three Months          Three Months           Six Months           Six Months
                                        Ended                 Ended                 Ended                Ended
                                       March 31,             March 31,             March 31,            March 31,
                                         2010                  2009                  2010                 2009
Actual

Revenues                             $20,295,342           $ 18,944,621           $50,247,079          $52,623,667
Net Income (loss)                     (2,592,805)            (2,868,042)           (1,955,245)          (5,062,551)
Earnings (loss) Per Share-Basic            (0.21)                 (0.24)                (0.16)               (0.42)
Earnings (loss) Per Share-Diluted          (0.21)                 (0.24)                (0.16)               (0.42)

Other information
Shares Outstanding                        12,092,307
Total Assets                             $98,157,078
Total Liabilities                        $45,776,880
Total Equity                             $52,380,198
Stated Book Value per Share                    $4.33
Backlog at March 31 , 2010              $136,000,000

Certain Statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.